Exhibit 99.1
Global Blood Therapeutics Reports Recent Business Progress and
Third Quarter 2015 Financial Results

SOUTH SAN FRANCISCO, Calif. - November 12, 2015 - Global Blood Therapeutics, Inc. (GBT) (NASDAQ: GBT), a biopharmaceutical company developing novel therapeutics for the treatment of grievous blood-based disorders with significant unmet needs, today reported business progress and financial results for the quarter ended September 30, 2015.

“With the proceeds from our IPO, we are well positioned to increase the momentum across our proprietary product portfolio aimed at revolutionizing the treatment of grievous blood-based conditions,” said Ted W. Love, M.D., chief executive officer of GBT. “Specifically in 2016, we plan to complete our ongoing GBT440 Phase 1/2 study, initiate a pivotal study in adult patients with sickle cell disease, initiate a study in pediatric patients with sickle cell disease, study the effect of GBT440 on patients with idiopathic pulmonary fibrosis, and advance our hereditary angioedema program.”

Recent Business Progress
Corporate

•	Completed our initial public offering (IPO), raising $126.2 million in net proceeds.

•	Appointed Philip A. Pizzo, M.D., founding director of the Stanford Distinguished Careers Institute and former Dean of Stanford University School of Medicine, to the Company's Board of Directors.
Sickle Cell Disease (SCD)

•	Received Fast Track designation for GBT440 for the treatment of SCD from the U.S. Food and Drug Administration (FDA).

•
Announced new data from the ongoing Phase 1/2 GBT440-001 study of GBT440 will be presented at the 57th American Society of Hematology (ASH) Annual Meeting and Exposition including an oral presentation of clinical data from additional cohorts of SCD patients beyond those described in the abstract, as well as a poster presentation of pharmacokinetic data.

Idiopathic Pulmonary Fibrosis (IPF)

•
Announced new preclinical data supporting the development of GBT440 for the treatment of hypoxemic pulmonary disorders, including IPF, were presented at the American Heart Association (AHA) Scientific Sessions and will be presented later today at the Pulmonary Fibrosis Foundation (PFF) Summit 2015.

Hereditary Angioedema (HAE)

•	Nominated a novel, orally available kallikrein inhibitor candidate for Investigational New Drug (IND)-enabling toxicology studies.

Financial Results for the Three Months and Nine Months Ended September 30, 2015

Cash and cash equivalents totaled $158.5 million at September 30, 2015 compared with $52.1 million at December 31, 2014, reflecting the $126.2 million of net proceeds from our initial public offering in August 2015.
Net loss and comprehensive loss for the three months ended September 30, 2015 was $14.8 million compared with $5.2 million for the same period in 2014. Net loss and comprehensive loss for the nine months ended September 30, 2015 was $30.8 million compared with $15.5 million for the same period in 2014. Basic and diluted net loss per share attributable to common stockholders for the three months ended September 30, 2015 was $0.90 compared with $3.53 for the same period in 2014. Basic and diluted net loss per share attributable to common stockholders for the nine months ended September 30, 2015 was $4.83 compared with $10.99 for the same period in 2014.
Research and development (R&D) expenses for the three months ended September 30, 2015 were $12.1 million compared with $4.1 million for the same period in 2014. R&D expenses for the nine months ended September 30, 2015 were $25.3 million compared with $12.3 million for the same period in 2014. The increase in R&D expenses for both comparative periods is primarily attributable to increased expenses related to the Company’s development of GBT440 for the treatment of SCD, including the ongoing Phase 1/2 clinical trial, and to the licensing of related intellectual property.
General and administrative (G&A) expenses for the three months ended September 30, 2015 were $2.7 million compared with $1.1 million for the same period in 2014. G&A expenses for the nine months ended September 30, 2015 were $5.5 million compared with $2.9 million for the same period in 2014. The increase in G&A expenses for both comparative periods is primarily attributable to higher employee-related costs associated with the growth of the Company’s operations and additional professional and consulting services related to being a public company.
About Global Blood Therapeutics
Global Blood Therapeutics, Inc. (GBT) is a clinical stage biopharmaceutical company dedicated to discovering, developing and commercializing novel therapeutics to treat grievous blood-based disorders with significant unmet need. GBT is developing its initial product candidate, GBT440, as an oral, once-daily therapy for sickle cell disease (SCD) and is currently evaluating GBT440 in both healthy subjects and SCD patients in a randomized, placebo-controlled, double-blind Phase 1/2 clinical trial. In addition to GBT440 for the treatment of SCD, GBT is engaged in research and development activities targeted toward hypoxemic pulmonary disorders, including idiopathic pulmonary fibrosis (IPF) and hereditary angioedema (HAE). To learn more, please visit: www.globalbloodtx.com.
Forward-Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend these forward-looking statements, including statements regarding our financial condition and results of operations, the sufficiency of our cash, cash equivalents and marketable securities, the therapeutic potential of GBT440 and any other product candidates that we may identify and develop, as well as the timelines for our development of GBT440 and any other product candidates to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, those set forth in our most recent quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the SEC. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Joey Fleury (investors)
Brewlife
415-946-1090
investor@globalbloodtx.com

Ryan Flinn (media)
Brewlife
415-946-1059
media@globalbloodtx.com

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GLOBAL BLOOD THERAPEUTICS, INC.
Condensed Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating expenses:
Research and development	$12,106	$4,069	$25,257	$12,261
General and administrative	2,669	1,131	5,538	2,936
Total operating expenses	14,775	5,200	30,795	15,197
Loss from operations	(14,775)	(5,200)	(30,795)	(15,197)
Change in fair value of Series A redeemable convertible preferred stock liability	—	(22)	—	(297)
Interest income	11	—	20	—
Net loss and comprehensive loss	$(14,764)	$(5,222)	$(30,775)	$(15,494)
Net loss attributable to common stockholders	$(15,551)	$(5,987)	$(34,955)	$(17,558)
Net loss per share attributable to common stockholders, basic and diluted	$(0.90)	$(3.53)	$(4.83)	$(10.99)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	17,288,610	1,698,066	7,242,559	1,597,282

GLOBAL BLOOD THERAPEUTICS, INC.
Condensed Balance Sheets
(In thousands, except share and per share amounts)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$158,497	$52,069
Prepaid expenses and other current assets	2,230	1,524
Total current assets	160,727	53,593
Other assets	2,308	2,163
Total assets	$163,035	$55,756
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities	6,573	2,537
Other noncurrent liabilities	1,645	384
Total liabilities	8,218	2,921
Redeemable convertible preferred stock	—	102,161
Total stockholders’ equity (deficit)	154,817	(49,326)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$163,035	$55,756